Exhibit 16.1

May 16, 2016

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: Paratek Pharmaceuticals, Inc.

File No. 001-36066

Dear Sir or Madam:

We have read Item 4.01(a) of Form 8-K of Paratek Pharmaceuticals, Inc. dated May 16, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Vienna, Virginia